EXHIBIT 23

                  CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANTS




We have issued our report, dated January 29, 1996, accompanying the consolidated financial statements included or incorporated by reference in the Annual Report on Form 10-KSB of Electro-Sensors, Inc. for the year ended December 31, 1995. We hereby consent to the incorporation by reference of the above-mentioned report in the Prospectus constituting part of the registration statement on Form S-8 of Electro-Sensors, Inc. (File No. 2-97845) and in the registration statement on Form S-8 of Electro-Sensors, Inc. (File No. 33-40037).



SCHWEITZER RUBIN KARON & BREMER
Certified Public Accountants
Minneapolis, Minnesota
March 25, 1996